Exhibit 24

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned Directors and Officers of ASHLAND INC., a Kentucky corporation (the “Corporation”), which anticipates filing with the Securities and Exchange Commission, under the provisions of the Securities Act of 1933, as amended, one or more registration statements on Form S-8 for the purpose of registering up to five million shares of common stock of the Corporation to be purchased , sold and distributed under the Ashland Inc. Employee Savings Plan through direct issuance by the Corporation and open market purchases by the trustee pursuant to the provisions of such plan, hereby constitutes and appoints JAMES J. O’BRIEN, DAVID L. HAUSRATH and LINDA L. FOSS, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power to act without the others, as attorneys-in-fact to execute and file on behalf of the undersigned and in the undersigned’s name, place and stead, as a Director or an Officer of the Corporation, such registration statement(s) and any or all amendments (including post-effective amendments and any related registration statements pursuant to Rule 462) and any and all applications and documents to be filed with the Securities and Exchange Commission pertaining to the registration statement(s), with full power and authority to do and perform any and all acts and things whatsoever necessary or advisable to be done in the premises, as fully and for all intents and purposes as the undersigned could do in person, hereby ratifying and approving the acts of said attorneys-in-fact and any such substitute.

Dated: January 28, 2009

/s/ James J. O'Brien	/s/ Barry W. Perry
James J. O’Brien, Chairman of the Board and Chief Executive Officer	Barry W. Perry, Director

/s/ Lamar M. Chambers	/s/ Mark C. Rohr
Lamar M. Chambers, Senior Vice President and Chief Financial Officer	Mark C. Rohr, Director

/s/ J. William Heitman	/s/ George A. Schaefer, Jr.
J. William Heitman, Vice President and Controller	George A. Schaefer, Jr., Director

/s/ Roger W. Hale	/s/ Theodore M. Solso
Roger W. Hale, Director	Theodore M. Solso, Director

/s/ John F. Turner
Bernadine P. Healy, Director	John F. Turner, Director

/s/ Vada O. Manager
Vada O. Manager, Director	Michael J. Ward, Director

Employee Savings Plan Direct Issuance and Registration on Form S-8

RESOLVED, that the Corporation is authorized to issue up to 3,000,000 shares of the Corporation’s Common Stock, par value $0.01 per share (the “Common Stock”), to be allocated to participants’ accounts as a result of company matching contributions under the Ashland Inc. Employee Savings Plan (the “ESP”) from and after February 1, 2009 (the “Direct Issuance Shares”), and that the Chief Executive Officer, any Senior Vice President or the Vice President, Human Resources of the Corporation (“Authorized Officers”) be, and each of them hereby is, authorized to direct the issuance of the Direct Issuance Shares;

FURTHER RESOLVED, that the Authorized Officers and the Corporate Secretary be, and each of them hereby is, authorized, approved and directed to cause a listing application (or multiple listing applications, if a determination is made that multiple applications are advisable) with respect to the listing of the Direct Issuance Shares, or any portion thereof, to be submitted to the New York Stock Exchange and to take such actions as may be necessary to effect such listing;

FURTHER RESOLVED, that the previous appointment by the Corporation of the current transfer agent and registrar of the Corporation’s Common Stock be, and it hereby is, extended so as to apply to the Direct Issuance Shares;

FURTHER RESOLVED, that the Corporation is authorized to file with the Securities and Exchange Commission (the “SEC”) a Registration Statement on Form S-8 or any other appropriate form (or multiple Registration Statements, if a determination is made that multiple filings are advisable) (the “Form S-8 Registration Statement(s)”), together with such exhibits, consents, documents and other information as may be considered necessary or advisable in connection with the Form S-8 Registration Statement(s), for the purpose of registering under the Securities Act of 1933 (the “Securities Act”) up to an additional 5,000,000 shares of the Corporation’s Common Stock (including up to 3,000,000 Direct Issuance Shares) to be purchased by or allocated to Plan participants through payroll deductions and investment elections or to be allocated to Plan participants as a result of matching contributions made by the Corporation (the “Additional Shares”), and that the Authorized Officers and the Corporate Secretary be, and each of them hereby is, authorized to execute such Form S-8 Registration Statement(s) in the name and on behalf of the Corporation, in such form as shall be approved by each Authorized Officer or the Corporate Secretary executing the same, such approval being conclusively evidenced by such execution and filing of such Form S-8 Registration Statement(s);

FURTHER RESOLVED, that the Authorized Officers and the Corporate Secretary be, and each of them hereby is, authorized, approved and directed to cause to be prepared all such amendments (including post-effective amendments) as may be considered necessary or advisable in order that such Form S-8 Registration Statement(s) may become and remain effective under the Securities Act, to execute any such amendments in the name and on behalf of the Corporation and to cause the same to be filed with the SEC;

FURTHER RESOLVED, that David L. Hausrath, the Senior Vice President and General Counsel for the Corporation, be and hereby is designated as agent for service and the person authorized to receive, on behalf of the Corporation, notices and communications from the SEC with respect to such Form S-8 Registration Statement(s) and amendments thereto, with such powers as are conferred upon such agent by the Securities Act and the rules and regulations of the SEC thereunder;

FURTHER RESOLVED, that the Authorized Officers and the Corporate Secretary be, and each of them hereby is, authorized, approved and directed in the name and on behalf of the Corporation, to take any and all action as may be deemed necessary or advisable to effect the registration or qualification (or exemption therefrom) of the Additional Shares for offer and sale under the “blue sky” or securities laws of any of the states of the United States and of any foreign jurisdiction, and in connection therewith to execute, acknowledge, verify, deliver, file or cause to be published any applications, reports, consents to service of process, appointments of attorneys to receive service of process, and other papers and instruments that may be required under such laws, and to take any and all further action as is deemed necessary or advisable or as required by law, and the Corporate Secretary is authorized to certify copies of any resolutions required in connection with any such registration or qualification with the same effect as if such resolutions were set forth herein in full;

FURTHER RESOLVED, that the Board hereby adopts any specific resolution covering authority included in the matters authorized in the foregoing resolutions that is approved by any of the Authorized Officers, and the Corporate Secretary is hereby directed to insert a copy thereof in the minute record of the Corporation following these resolutions and certify the same as duly adopted hereby;

FURTHER RESOLVED, that the appropriate officers or employees of the Corporation be, and each of them hereby is, authorized, approved and directed to do or cause to be done all such acts or things, and to execute and deliver or cause to be executed and delivered all such documents (including amendments, modifications and supplements to any documents authorized in the foregoing resolutions), instruments and certificates in the name and on behalf of the Corporation or otherwise, as he or she may deem necessary, advisable or appropriate to effect or carry out the purpose and intent of the foregoing resolutions, and to perform the obligations of the Corporation under the documents approved pursuant to the authority granted in these resolutions; and

FURTHER RESOLVED, that any and all actions taken by the Authorized Officers, the Corporate Secretary or the appropriate officers or employees of the Corporation that would have been authorized by the foregoing resolutions, but for the fact that such actions were taken prior to the adoption of the foregoing resolutions, are hereby in all respects ratified, confirmed, approved and adopted as acts in the name and on behalf of the Corporation.